EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST 2005

OPERATIONAL PERFORMANCE

HOUSTON, Sept. 1, 2005 - Continental Airlines (NYSE: CAL) today reported a record August consolidated (mainline plus regional) load factor of 81.8 percent, 0.2 points above last year's August consolidated load factor. The carrier reported a mainline load factor of 82.5 percent, 0.1 points below last year's August mainline load factor, and a record August domestic mainline load factor of 84.3 percent, 1.8 points above August 2004. In addition, the airline had an international mainline August load factor of 80.5 percent, 2.2 points below August 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 75.7 percent and a systemwide mainline completion factor of 99.6 percent.

In August 2005, Continental flew 7.7 billion consolidated revenue passenger miles (RPMs) and 9.4 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 10.2 percent and a capacity increase of 9.9 percent as compared to August 2004. In August 2005, Continental flew 6.8 billion mainline RPMs and 8.3 billion mainline ASMs, resulting in a mainline traffic increase of 8.8 percent and a mainline capacity increase of 8.9 percent as compared to August 2004. Domestic mainline traffic was 3.7 billion RPMs in August 2005, up 5.8 percent from August 2004, and domestic mainline capacity was 4.4 billion ASMs, up 3.5 percent from August 2004.

For the month of August 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.5 and 5.5 percent compared to August 2004 while mainline passenger RASM is estimated to have increased between 4.0 and 5.0 percent compared to August 2004. For July 2005, consolidated passenger RASM increased 4.7 percent compared to July 2004 while mainline passenger RASM increased 4.6 percent from July 2004.

Continental's regional operations (Continental Express) had a record August load factor of 76.4 percent, 2.8 points above last year's August load factor. Regional RPMs were 850.3 million and regional ASMs were 1,112.9 million in August 2005, resulting in a traffic increase of 22.8 percent and a capacity increase of 18.4 percent versus August 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 131 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 56 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit www.continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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PRELIMINARY TRAFFIC RESULTS
AUGUST	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,716,996	3,514,819	5.8	Percent

International	3,113,937	2,763,457	12.7	Percent
Transatlantic	1,581,001	1,403,533	12.6	Percent
Latin America	888,814	861,352	3.2	Percent
Pacific	644,121	498,571	29.2	Percent

Mainline	6,830,933	6,278,276	8.8	Percent
Regional	850,305	692,260	22.8	Percent
Consolidated	7,681,238	6,970,536	10.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,410,230	4,261,136	3.5	Percent

International	3,868,758	3,340,792	15.8	Percent
Transatlantic	1,896,411	1,644,822	15.3	Percent
Latin America	1,136,026	1,058,484	7.3	Percent
Pacific	836,322	637,485	31.2	Percent

Mainline	8,278,988	7,601,928	8.9	Percent
Regional	1,112,894	940,056	18.4	Percent
Consolidated	9,391,882	8,541,984	9.9	Percent
PASSENGER LOAD FACTOR
Domestic	84.3 Percent	82.5 Percent	1.8	Points

International	80.5 Percent	82.7 Percent	-2.2	Points
Transatlantic	83.4 Percent	85.3 Percent	-1.9	Points
Latin America	78.2 Percent	81.4 Percent	-3.2	Points
Pacific	77.0 Percent	78.2 Percent	-1.2	Points

Mainline	82.5 Percent	82.6 Percent	-0.1	Points
Regional	76.4 Percent	73.6 Percent	2.8	Points
Consolidated	81.8 Percent	81.6 Percent	0.2	Points
ONBOARD PASSENGERS
Mainline	4,096,765	3,903,853	4.9	Percent
Regional	1,505,095	1,275,350	18.0	Percent
Consolidated	5,601,860	5,179,203	8.2	Percent
CARGO REVENUE TON MILES (000)
Total	80,801	81,992	-1.5	Percent
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PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	26,853,356	25,650,721	4.7	Percent

International	21,209,110	18,756,699	13.1	Percent
Transatlantic	10,208,308	8,770,500	16.4	Percent
Latin America	6,513,090	6,093,696	6.9	Percent
Pacific	4,487,712	3,892,503	15.3	Percent

Mainline	48,062,466	44,407,420	8.2	Percent
Regional	5,910,415	4,869,917	21.4	Percent
Consolidated	53,972,881	49,277,337	9.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	32,869,100	33,045,224	-0.5	Percent

International	27,014,644	24,033,953	12.4	Percent
Transatlantic	12,644,351	10,905,262	15.9	Percent
Latin America	8,473,174	8,139,057	4.1	Percent
Pacific	5,897,119	4,989,634	18.2	Percent

Mainline	59,883,744	57,079,177	4.9	Percent
Regional	7,973,618	6,862,636	16.2	Percent
Consolidated	67,857,362	63,941,813	6.1	Percent
PASSENGER LOAD FACTOR
Domestic	81.7 Percent	77.6 Percent	4.1	Points

International	78.5 Percent	78.0 Percent	0.5	Points
Transatlantic	80.7 Percent	80.4 Percent	0.3	Points
Latin America	76.9 Percent	74.9 Percent	2.0	Points
Pacific	76.1 Percent	78.0 Percent	-1.9	Points

Mainline	80.3 Percent	77.8 Percent	2.5	Points
Regional	74.1 Percent	71.0 Percent	3.1	Points
Consolidated	79.5 Percent	77.1 Percent	2.4	Points
ONBOARD PASSENGERS
Mainline	30,456,557	29,005,887	5.0	Percent
Regional	10,622,077	9,031,545	17.6	Percent
Consolidated	41,078,634	38,037,432	8.0	Percent
CARGO REVENUE TON MILES (000)
Total	662,000	664,793	-0.4	Percent
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PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
AUGUST	2005	2004	Change
On-Time Performance [1]	75.7%	81.3%	(5.6)	Points
Completion Factor [2]	99.6%	99.5%	0.1	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	76.9%	77.5%	(0.6)	Points
Completion Factor [2]	99.6%	99.6%	-	Points
July 2005 consolidated breakeven load factor [3]			75.6	Percent
July 2005 year-over-year consolidated RASM change			4.7	Percent
July 2005 year-over-year mainline RASM change			4.6	Percent
August 2005 estimated year-over-year consolidated RASM change			4.5-5.5	Percent
August 2005 estimated year-over-year mainline RASM change			4.0-5.0	Percent
August 2005 estimated average price per gallon of fuel, including fuel taxes			1.82	Dollars
August 2005 estimated consolidated breakeven load factor [3]			78	Percent
August 2005 actual consolidated load factor [4]			81.8	Percent
September 2005 estimated consolidated breakeven load factor [3]			92	Percent

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Includes Continental Airlines and Continental Express
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